EXHIBIT 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of  common stock, $0.01 par value per share, of Dun & Bradstreet Holdings Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1).  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  February 12, 2021

Black Knight, Inc.

By:	/s/ Colleen E. Haley
Name: Colleen E. Haley
Title: Senior Vice President and Corporate Secretary

Black Knight Financial Services, Inc.

By:	/s/ Colleen E. Haley
Name: Colleen E. Haley
Title: Senior Vice President and Corporate Secretary

Black Knight Financial Services, LLC

By:	/s/ Colleen E. Haley
Name: Colleen E. Haley
Title: Senior Vice President and Corporate Secretary

Black Knight InfoServ, LLC

By:	/s/ Colleen E. Haley
Name: Colleen E. Haley
Title: Senior Vice President and Corporate Secretary